Exhibit 23.2

BPS & Associates, LLC 6021 University Blvd Ste. 290 Ellicott City, MD 21043 Tel: (443) 973-6892 Fax: (443) 973-6897 Certified Public Accountants

December 14, 2022

Consent of Independent Auditors

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-254290) and related Prospectus of CleanSpark, Inc., of our report dated October 22, 2022, with respect to the Combined Financial Statements of WAHA Technologies, Inc. and SPRE Commercial Group, Inc. for the fiscal year ended December 31, 2021, included in the Current Report on Form 8-K of CleanSpark, Inc., filed with the Securities and Exchange Commission on November 2, 2022.

We further consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-254290) and related Prospectus of CleanSpark, Inc., for the registration of common stock, preferred stock, debt securities, warrants, subscription rights, and units of CleanSpark, Inc.

BPS & Associates, LLC

Ellicott City, Maryland

December 14, 2022